UNIT SUBSCRIPTION AND PURCHASE AGREEMENT

Persons interested in purchasing Units of VOICE ASSIST, INC. (the “Company”) must complete and return this Agreement along with a wire transfer of payment made in accordance with the Wire Transfer Instruction as set forth in Appendix D.

The Company is offering a maximum of Five Million Three Hundred Thirty Three Thousand Three Hundred Thirty Four (5,333,334) units (“Units”), to accredited investors only, at a maximum offering price of Eight Hundred Thousand Dollars ($800,000). Each Unit consist of one share of common stock and one callable common stock purchase warrant priced at $0.50 per share for up to five years. The offering price has been established by the Company and is not related to the current market price, asset value, net worth or any other established criteria of value. Proceeds will be used immediately upon acceptance of a subscription by the Company.

Subject only to acceptance hereof by the Company in its discretion, the undersigned (the “Purchaser”) hereby subscribes for the number of Units and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Subscriber within five (5) business days of receipt by the Company.

By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.	Subscription.

1.1	The Purchaser, intending to be legally bound hereby, hereby tenders this subscription for the purchase of _________________ Units (“Units”) of Voice Assist, Inc. a Nevada corporation (the “Company”), at a price of USD $0.15 per Unit; with each Unit being comprised of: one (1) share of common stock and one (1) callable common stock purchase warrant (the “Warrant”) in the form of Appendix B hereto.

1.2	The Purchaser will deliver payment in cash directly to the Company, together with completed copies of all applicable Subscription Documents.

1.3	THE SECURITIES OFFERED HEREBY, INCLUDING BOTH THE SHARES OF COMMON STOCK AND THE COMMON STOCK PURCHASE WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAW OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE ARE SPECULATIVE SECURITIES.

1.4	The Purchaser acknowledges that the Company is a development stage company with limited revenues and currently not operating with positive cash-flow from operations, and there can be no assurances that the Company will ever develop its operations as currently contemplated. The Purchaser acknowledges that an investment in the Units is extremely speculative and that there is a substantial likelihood that the investor will lose their entire investment.

1.5	The Company’s current business plan is to continue to develop its proprietary speech enabling technologies, as well as develop specific vertical markets in which to bundle and sell the Company’s products and/or service offerings to the public. The Purchaser acknowledges that, even upon the purchase of the Units, there can be no assurances that the Company will be able to accomplish any of the goals described in its business plan. The Purchaser assumes all the obligations and risks of investigating and conducting due diligence on the matters described in its business plan.

1.6	The Company intends to use the net proceeds from the sale of the Units, after deduction for legal, commissions and other miscellaneous costs related to the sale of the Units, for working capital to accomplish the objectives described in its business plan. There can be no assurances that the Company will be able to accomplish any of the objectives described in its business plan.

1.7	The authorized capital of the Company is One Hundred Million (100,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock, of which Two Million (2,000,000) are designated as Series A Convertible Preferred Stock (“Series A Preferred”). As of May 10, 2012, the Company had 36,396,173 shares of Common Stock outstanding held of record by approximately 50 stockholders and 2,000,000 shares of Series A Preferred issued and outstanding held of record by one shareholder.

The Company has reserved: (i) 2,000,000 shares of Common Stock for issuance upon conversion of the issued and outstanding Series A Preferred; (ii) 0 shares of Common Stock for issuance upon conversion of outstanding convertible debt; (iii) 5,248,000 shares of Common Stock for issuance upon conversion of outstanding Common Stock purchase warrants, (iv) 10,000,000 shares of Common Stock for issuance upon the exercise of outstanding options to purchase Common Stock, of which options to purchase 806,250 shares are due to expire on June 17, 2012 if not exercised; and (v) 2,056,799 shares of Common Stock remaining available for issuance pursuant to the 2012 Non-Qualified Consultant Stock Compensation Plan registered on From S-8.

Other than the foregoing, there are no outstanding securities, instruments, or obligations pursuant to which the Company may be obligated to issue additional shares of Common Stock.

1.8	SEC Documents. The Company has filed all of the documents and reports that it was required to file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”) since December 31, 2008 (such required filings, as amended to date, collectively the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and its consolidated statements of operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on the Company, its business, financial condition or results of operations). Except as and to the extent set forth on the balance sheet of the Company as of December 31, 2011, including the notes thereto, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not) that could reasonably be anticipated to have a material adverse effect on the Company, its business, financial condition, or results of operations.

1.9	Financial Statements.

(a) Included in the SEC Documents are the audited balance sheets of the Company as at December 31, 2010 and 2011, and the related statements of operations, stockholders’ equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Mantyla McReynolds LLC (“Mantyla”), independent auditors (collectively, the “Audited Financials”).

(b) The Audited Financials (i) are in accordance with the books and records of the Company, (ii) are correct and complete in all material respects, (iii) fairly present the financial position and results of operations of the Company as of the dates indicated, and (iv) are prepared in accordance with GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on the Company, its businesses, financial condition or results of operations.

1.10	Events Subsequent to Financial Statements. Since December 31, 2011, there has not been:

(a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Company;

(b) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company;

(c) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any redemption, purchase or other acquisition of any such shares;

(d) Any subjection to any lien on any of the assets, tangible or intangible, of the Company;

(e) Any incurrence of indebtedness or liability or assumption of obligations by the Company;

(f) Any waiver or release by the Company of any right of any material value;

(g) Any change made or authorized in the articles of incorporation or bylaws of the Company;

(h) Any loan to or other transaction with any officer, director or stockholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company; or

(i) Any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of the Company.

2.	Representations and Warranties.

The Purchaser hereby represents and warrants to the Company as follows:

2.1	The Purchaser represents and warrants that it comes within one of the categories of “accredited investor” marked below or is not a “U.S. Person” and is purchasing in an “offshore transaction”, and the Purchaser has truthfully initialed the category which applies to the undersigned and has truthfully set forth the factual basis or reason the Purchaser comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The Purchaser agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category I ___	The Purchaser is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with the Purchaser’s spouse, presently exceeds USD$1,000,000.

Explanation. Upon the enactment of the Dodd-Frank Act on July 21, 2010, the value of the person’s primary residence must be excluded from person’s calculation of net worth. The related amount of indebtedness secured by the primary residence up to its fair market value is excluded. Indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from the investor’s net worth.

Category II _____	The Purchaser is an individual (not a partnership, corporation, etc.) who had an individual income in excess of USD$200,000 in 2011 and 2010, or joint income with the Purchaser’s spouse in excess of USD$300,000 in 2011 and 2010, and has a reasonable expectation of reaching the same income level in 2012.

Category III _____	The Purchaser is a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that Securities Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of USD$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by the plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of USD$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are “Accredited Investors” as defined in Section 230.501(a) of the Securities Act.

(describe entity)

Category IV _____	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(describe entity)

Category V _____	The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of USD$5,000,000.

(describe entity)

Category VI _____	The Purchaser is a director or executive officer of the Company.

Category VII _____	The Purchaser is a trust, with total assets in excess of USD $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a “Sophisticated Person” as described in Section 230.506(b)(2)(ii) of the Securities Act.

Category VIII ____	The Purchaser is an entity in which all of the equity owners are “accredited investors” as defined in Section 230.501(a) of the Act.

(describe entity)

Category IX _____	The Purchaser is not a “U.S. Person” (as defined in Rule 902(k) of Regulation S) nor is it purchasing the Units on behalf of a U.S. Person, and is purchasing the Units in an “offshore transaction” (as defined in Rule 902(h) of Regulation S).

A Purchaser who COMES within Category IX must fill out the REGULATION S OFFSHORE PURCHASER AGREEMENT enclosed herein.

2.2	The principal amount of the securities subscribed for by the Purchaser, as set forth in Section 14 hereof does not exceed ten percent (10%) of the Purchaser’s net worth.

2.3	The Purchaser has either a pre-existing personal or business relationship with the Company and its officers, directors and controlling persons or by reason of its business or financial expertise has the capacity to protect its own interest in connection with this transaction.

2.4	The Purchaser is acquiring the securities solely for the Purchasers own account for investment purposes as a principal and not with a view to resale or distribution of all or any part thereof. The Purchaser is aware that there are legal and practical limits on the Purchaser’s ability to sell or dispose of the securities, and, therefore, that the Purchaser must bear the economic risk of the investment for an indefinite period of time.

2.5	The Purchaser has reached the age of majority (if an individual) according to the laws of the state in which it resides and has adequate means of providing for the Purchaser’s current needs and possible personal contingencies and has need for only limited liquidity of this investment, The Purchaser’s commitment to liquid investments is reasonable in relation to the Purchaser’s net worth.

2.6	The Purchaser understands that the securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are required in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire such securities.

2.7	The Purchaser is not relying on the Company with respect to the tax and other economic considerations relating to this investment. In regard to such considerations, the Purchaser has relied on the advice of, or has consulted with, its own personal tax, investment or other advisors.

2.8	The Purchaser, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and each other document included as an exhibit to this Subscription Agreement for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Purchaser is executing this Subscription Agreement.

2.9	If the Purchaser is a corporation, the Purchaser is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the securities to be purchased by it and to execute and deliver this Subscription Agreement.

2.10	If the Purchaser is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners in the Purchaser (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

2.11	If the Purchaser is purchasing in a representative or fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Purchaser is so purchasing.

2.12	Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

2.13	The Purchaser or its professional advisor has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this offering, the Company and its business and prospects, and to obtain any additional information which the Purchaser or its professional advisor deems necessary to verify the accuracy of the information received.

2.14	The securities were not offered to the Purchaser through an advertisement in printed media of general and regular circulation, radio or television.

2.15	The Purchaser has relied completely on the advice of, or has consulted with, its own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, except to the extent such advisors shall be deemed to be as such.

2.16	If the Purchaser has consulted a purchaser representative (“Purchaser Representative”) to evaluate the merits and risks of the undersigned’s investment in the securities, the Purchaser Representative has completed a Purchaser Representative Questionnaire in the form supplied to him. The Purchaser or the Purchaser Representative has been granted the opportunity to examine documents and files, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of the Offering, the Company and its business and prospects, and to obtain any additional information which the Purchaser or the Purchaser Representative deems necessary to verify the accuracy of the information received.

2.17	The Purchaser either alone or with its Purchaser Representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

3.	Acknowledgments.

The Purchaser is aware that:

3.1	The Purchaser recognizes that investment in the Company involves certain risks, and the Purchaser has taken full cognizance of and understands all of the risk factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. The Purchaser recognizes that the information set forth in this Subscription Agreement does not purport to contain all the information, which would be contained in a registration statement under the Securities Act.

3.2	No federal or state agency has passed upon the securities or made any finding or determination as to the fairness of this transaction.

3.3	The securities and any component thereof have not been registered under the Securities Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Securities Act and such laws, and may not be sold, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the securities and any component thereof under the Securities Act or unless an exemption from such registration is available. Provided there is a market for the Company’s securities, the securities will not be eligible for sale for a period of six (6) months from the date of purchase pursuant to the terms of Rule 144 of the Securities Act of 1933, unless registered pursuant to the terms and conditions of the Registration Rights Agreement in the form attached hereto as Appendix C, which the Company and Purchaser shall executed as a condition to Purchaser’s investment hereunder.

3.4	There currently is no market for the Company’s securities. There can be no assurances that a market for the Company’s securities will ever develop or if developed, be sustained in the future. Consequently, the Purchaser may never be able to liquidate the Purchaser’s investment and the Purchaser may bear the economic risk of the Purchaser’s investment for an indefinite period of time.

3.5	The certificates for the securities will bear the following legend to the effect that:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH UNITS, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

3.6	The Company may refuse to register any transfer of the securities not made in accordance with the Securities Act and the rules and regulations promulgated thereunder.

4.	Acceptance of Subscription.

The Purchaser hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Purchaser, provided that if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, any cash payments and copies of all executed Subscription Documents will be promptly returned (without interest or deduction in the case of cash payments).

5.	Indemnification.

The Purchaser agrees to indemnifyand hold harmless the Company as well as the affiliates, officers, directors, partners, attorneys, accountants and affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any allegedly false representation or warranty or breach of or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any other document furnished by the Purchaser to any of the foregoing in connection with this transaction.

6.	Irrevocability.

The Purchaser hereby acknowledges and agrees, subject to the provisions of any applicable state securities laws providing for the refund of subscription amounts submitted by the Purchaser, if applicable, that the subscription hereunder is irrevocable and that the Purchaser is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the Purchaser, and the Purchasers respective heirs, executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and each such person’s heirs, executors, administrators, successors, legal representatives and assigns.

7.	Modification.

Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

8.	Notices.

Any notice, demand or other communication which any party hereto may be required or may elect to give anyone interested hereunder shall be sufficiently given if; (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, and addressed, in the case of the Company, to the address given in the preamble hereof, and, if to the Purchaser, to the address set forth hereinafter; (b) delivered personally at such address; or (c) delivered by reputable overnight delivery service such as Federal Express.

9.	Counterparts.

This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute an agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

10.	Entire Agreement.

This Subscription Agreement, and the Appendices attached, contains the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein.

11.	Severability.

Each provision of this Subscription Agreement is intended to be severable from every other provision and the invalidity or illegality of the remainder hereof.

12.	Transferability; Assignability.

This Subscription Agreement is not transferable or assignable by the Purchaser.

13.	Applicable Law and Forum.

This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with the laws of the State of New York. The federal courts of the U.S. located in the City of Los Angeles, California shallhave sole and exclusive jurisdiction over any dispute arising from this Offering and this Subscription Agreement.

14.	Subscription Information.

The Purchaser hereby subscribes, pursuant to this Subscription Agreement dated as of May 10, 2012, for Units in the amounts set forth in Paragraph 14.1 below, and tenders payment in cash in consideration therefore, as further set forth below. Please make payment via wire transfer delivered in respect of subscriptions hereunder in this offering to: “Voice Assist, Inc.” and in accordance with the Wire Transfer Instruction as set forth in Appendix D.

14.1	Number of Units subscribed for, Units against payment in cash in the amount of USD$_____________, representing USD $0.15 per Unit.

if the Units hereby subscribed for are to be owned by more than one person in any manner, the Purchaser understands and agrees that all of the co-owners of such Units must sign this Subscription Agreement.

__________________________________________________________________________
Please print above the exact name(s) in which the Units are to be held.

IN WITNESS WHEREOF, the undersigned Purchaser does represent and certify under penalty of perjury that the foregoing statements are true and correct and that it has (they have) by the following signature(s) executed this Subscription Agreement this day of , 2012, at ________________________.

{SIGNATURE PAGE TO FOLLOW}

INDIVIDUAL

Address to which Correspondence

Should be Directed

Signature (Individual)	Name

Street Address

Signature (All record holders should sign)	City, State and Zip Code

Name(s) Typed or Printed	Tax Identification or Social Security Number

Telephone Number

CORPORATION, PARTNERSHIP, TRUST, OR OTHER ENTITY

Address to which Correspondence

Should be Directed

Name of Entity	Street Address

By:

	* Signature	City, State and Zip Code

Its:

	Title	Tax Identification or Social Security Number

( )

	Name Typed or Printed	Telephone Number

*If Units are being subscribed for by a corporation, partnership, trust or other entity, the Certificate of Signatory on the following page must also be completed.

CERTIFICATE OF SIGNATORY

To be completed if Units are being subscribed for by an entity.

I, _____________________________________________________, am the President of ______________________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Units, and certify that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this ______ day of ________________________, 2012.

ACCEPTANCE

This Subscription Agreement is accepted as of __________________________, 2012.

VOICE ASSIST, INC.
a Nevada Corporation

By:
Michael D. Metcalf, CEO

APPENDIX A

REGULATION “S” OFFSHORE PURCHASER AGREEMENT

Name of Subscriber(s):___________________________________________________________

Number of Units:___________________________________Units

Total Amount Paid: USD$____________________________

SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION

THE SECURITIES BEING SUBSCRIBED TO HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS DUE TO THE APPLICATION OF REGULATION S PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED.

FURTHER, THE SECURITIES BEING SUBSCRIBED TO MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR REGULATION S, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR COMPLIANCE THEREWITH. FURTHER, HEDGING TRANSACTIONS WITH RESPECT TO SUCH SECURITIES WILL BE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

Board of Directors:

Voice Assist, Inc.

2 South Pointe Drive, Suite 100

Lake Forest, CA 92630

Gentlemen:

1. Consideration for Purchase. The undersigned (the “Purchaser”) hereby elects to purchase those Units of Voice Assist, Inc., a Nevada (U.S.A.) corporation (the “Company”), set forth above at a purchase price of USD $0.15 (U.S.) per Unit, and tenders to the Company as consideration for the purchase price, USD $__________________.

2. Understanding of the Purchaser. The Purchaser acknowledges, understands and agrees that:

(a) The Transfer Agent for the Company will be given stop transfer instructions restricting the transfer thereof for a period of one year (the “Distribution Compliance Period”) (see Paragraph 7 below). The Units are subject to the restrictions on transfer provided in Regulation S, the terms and conditions of which are incorporated herein by reference. Further, the Units will be issued in that name set forth under the signature line below.

(b) The Units have not been registered under the Securities Act of 1933, as amended, or any applicable State Law (collectively, the “Securities Act”). The Units may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act or Regulation S. Hedging transactions with respect to such Units will be conducted in compliance with the Securities Act, such as Rule 144 thereunder. The Purchaser must bear the economic risk of the investment in the Units for the aforesaid period of time. If the Purchaser desires to sell or transfer all or any part of the Units within the aforestated Distribution Compliance Period, the Company may require Purchaser’s counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act. Other restrictions discussed elsewhere herein may be applicable. Purchaser acknowledges that Purchaser is subject to the restrictions on transfer described herein and the Company will issue stop transfer orders with the Company’s transfer agent to enforce such restrictions.

(c) No Federal or State (U.S.A.) agency has made any findings or determination as to the fairness of an investment in the Company, or any recommendation or endorsement of this investment.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) The Purchaser hereby certifies that it is not a “U.S. Person” (as defined in Rule 902(k) of Regulation S) nor is it purchasing the Units on behalf of a U.S. Person, and is purchasing the Units (“Units”) in an “offshore transaction” (as defined in Rule 902(h) of Regulation S).

(b) Purchaser’s commitment to investments that are not readily marketable is not disproportionate to Purchaser's net worth, and Purchaser's investment in the Units will not cause such overall commitment to become excessive.

(c) Purchaser has the financial ability to bear the economic risks of this investment, has adequate means for providing for their current needs and personal contingencies, and has no need for liquidity in this investment.

(d) Purchaser has evaluated the high risk of investing in the Units and has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that they are capable of evaluating the merits and risks of an investment in the Units.

(e) Purchaser has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information desired in order to evaluate this investment, and in evaluating the suitability of an investment in the Units. Purchaser has not relied upon any representations or other information (whether oral or written) other than that furnished by the Company or its representatives.

(f) Purchaser has had the opportunity to discuss with professional legal, tax and financial advisers the suitability of an investment in the Units for its particular tax and financial situation, and all information that it has been provided to the Company concerning Purchaser and Purchaser's financial position is correct and complete as of the date set forth below, and if there should be any material change in such information prior to Purchaser's admission as a Unitholder of the Company, will immediately provide such information to the Company.

(g) The residence set forth below is the true and correct residence, and Purchaser has no present intention of becoming a resident or domiciliary of any other country.

(h) In making the decision to purchase the Units, Purchaser has relied solely upon independent investigations made by them or on Purchaser's behalf.

(i) If Purchaser is acting in this transaction as a distributor, as defined under Regulation S, then Purchaser will be reselling the Units only in an offshore transaction and will advise the ultimate purchaser, or any other distributor to whom they sell the Units that such Purchaser will be subject to the same restrictions on resale to which such purchaser is subject under said Regulation S. Otherwise, as the ultimate purchaser in this offering, Purchaser is acquiring the Units solely for Purchaser's own personal account, for investment purpose only, and is not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalization thereof.

(j) Purchaser is neither a member of nor is affiliated with or employed by a member of the Fianncial Industry Regulatory Authority, nor is employed by or affiliated with a broker-dealer registered with the U.S. Securities and Exchange Commission nor with any similar agency of any State.

(k) The certificates for the securities will bear the following legend to the effect that:

“ THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES WILL NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT AND IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SECURITIES IN AN OFFSHORE TRANSACTION, AND AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, OR (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) AND AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THESE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

The foregoing representations, warranties, agreements, undertakings and acknowledgments are made by the undersigned with the intent that they be relied upon in determining its suitability as a purchaser of the Units. In addition, the undersigned agrees to notify the Company immediately of any change in any representations, warranty or other information. If the Purchaser is other than a natural person, the foregoing and following representations and warranties are being made by and refer to such entity and that the individual or individuals executing this Subscription Agreement and Investor Representation have due authority to bind and obligate such entity hereby. If more than one person is signing this Agreement, each representation, warranty and undertaking herein shall be a joint and several representation, warranty and undertaking of each such person. If the Purchaser is a partnership, corporation, trust or other entity, the Purchaser further represents and warrants that (i) there has been enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on the behalf of the Purchaser, (ii) the entity was not specifically formed to acquire the Units, (iii) the entity was not organized, nor resides, nor do the persons owning or controlling such entity reside in, the United States. If the Purchaser is a partnership, the Purchaser further represents that the funds to make this investment were not derived from additional capital contributions of the partners of such partnerships.

4. Further Representations and Warranties of Purchaser to the Company.

Purchaser further represents to the Company as follows:

(a) The offer leading to the sale and the sale evidenced hereby were made in an “offshore transaction,” for purposes of Regulation S. An “offshore transaction” as defined under Regulation S is any offer or sale of securities if the offer is not made to a person in the United States; and either (A) at the time the buy order is originated, the Purchaser is outside the United States, or the Company and any person acting on its behalf reasonably believe that the Purchaser is outside the United States; or (B) the transaction is executed in, on or through the facilities of a “designated offshore securities market,” and neither the Company nor any person acting on is behalf knows that the transaction has been pre-arranged with the Purchaser in the United States. A “designated offshore securities market” is defined under Regulation S to be the Eurobond market, as regulated by the International Securities Market Association; the Alberta Stock Exchange; the Amsterdam Stock Exchange; the Australian Stock Exchange Limited; the Bermuda Stock Exchange; the Bourse de Bruxelles; the Copenhagen Stock Exchange; the European Association of Securities Dealers Automated Quotation; the Frankfurt Stock Exchange; the Helsinki Stock Exchange; The Stock Exchange of Hong Kong Limited; the Irish Stock Exchange; the Istanbul Stock Exchange; the Johannesburg Stock Exchange; the London Stock Exchange; the Bourse de Luxembourg; the Mexico Stock Exchange; the Borsa Valori di Milan; the Montreal Stock Exchange; the Oslo Stock Exchange; the Bourse de Paris; the Stock Exchange of Singapore Ltd.; the Stockholm Stock Exchange; the Tokyo Stock Exchange; the Toronto Stock Exchange; the Vancouver Stock Exchange; the Warsaw Stock Exchange and the Zurich Stock Exchange. In regards of this representation and warranty, and notwithstanding the above, offers and Sales of securities to persons excluded from the definition of “U.S. person” are offshore transactions.

A “U.S. person” for purposes of Regulation S is (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

(b) Neither the Purchaser, nor any affiliate, nor any person acting on their behalf, has made any “directed selling efforts” in the United States, as defined in Regulation S to be: any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being purchased hereby.

(c) The Purchaser understands that the Company is the issuer of the securities which are the subject of this Agreement, and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participate, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, or director or any person directly or indirectly controlling, controlled by or under common control with the person in question. In this regard, the Purchaser shall not, during the twelve (12) month period, act as a distributor, either directly or through an affiliate, nor shall the Purchaser sell, transfer, hypothecate or otherwise convey the Units or interest therein other than to a non-U.S. person (and in such case, shall provide evidence to the satisfaction of the Company and its Transfer Agent that such resale was made in a bona-fide offshore transaction).

5. Representations and Warranties of the Company to the Purchaser. The Company represents and warrants that: (i) it is a corporation in good standing in all jurisdictions in which it conducts its business; (ii) has sufficient authorized stock to issue the Units being subscribed to by the Purchaser hereunder; and (iii) upon proper payment and receipt of the purchase price, acceptance of the Purchaser’s subscription therefore and issuance and delivery of the Units being subscribed to hereunder to Purchaser, such Units shall be deemed fully paid, validly issued, and non-assessable. The Company further represents and warrants to the Purchaser that it has the authority under its corporate charter and under applicable state and federal corporate and securities laws to enter into the contemplated transaction, and that the signatories hereto have been duly authorized in accordance with its corporate charter and bylaws, which authority has not been suspended, modified or revoked as of the date hereof. Neither the Company, nor any affiliate, nor any person acting on its behalf, has made any “directed selling efforts” in the United States, as defined in Regulation S to be: any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being purchased hereby.

6. Indemnity by Purchaser. The Purchaser understands and acknowledges that the Company, its officers, directors, attorneys and agents are relying upon the representations, warranties and agreements made by the Purchaser to and with the Company herein and, thus, hereby agrees to indemnify the Company, its officers and directors, agents, attorneys, and employees, and agrees to hold each of them harmless against any and all loss, damage, liability or exposure, including reasonable attorney’s fees, that it or any of them may suffer, sustain, or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the Purchaser under this Agreement, or in connection with the sale or distribution by the Purchaser of the Units in violation of the Securities Act or any other applicable law.

7. Distribution Compliance Period/Closing.

(a) As set forth in Regulation S, the “Distribution Compliance Period” means a period that commences on the later of the date upon which the securities were first offered to persons other than distributors in reliance upon Regulation S or the date of closing of the offering, and in this case, expires One (1) year thereafter; provided, however, that all offers and sales by a distributor of an unsold allotment or subscription shall be deemed to be made during the Distribution Compliance Period; provided further, that in a continuous offering, the Distribution Compliance Period shall commence upon completion of the distribution, as determined and certified by the managing underwriter or person performing similar functions.

(b) The closing of this offering shall occur on the date of execution of this Agreement or the date of acceptance of this offer by the Company, whichever is later, but in no event later than five (5) business days after payment of the subscription price by the Purchaser. Notwithstanding the foregoing, the Company shall have the right to make a determination based upon the advice of its counsel as to matter relating to the Distribution Compliance Period and the closing of the offering for purposes of compliance with Regulation S as to any and all Subscriptions offered and accepted by the Company in respect of removal of transfer restrictions.

8. Miscellaneous Provisions.

(a) Further Assurances. At any time and from time to time after the date of this Agreement, each party shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purpose of this Agreement.

(b) Waiver. Any failure on the part of any party hereunder to comply with any of their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed; however, waiver on one occasion does not operate to effectuate a waiver on any other occasion.

(c) Brokers. Each party represents to every other party that no broker or finder has acted for it in connection with this Agreement. Each party agrees to indemnify, save, defend and hold the other party harmless from and against any fee, loss or expense arising out of claims by brokers or finder shall obtain the release of any and all claims which they may have or which may accrue against the non-employing parties.

(d) Entire Agreement. This Agreement and all exhibits, schedules and written memoranda attached hereto or otherwise referred to herein, constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions evidenced hereby and the subject mater hereof.

(e) Headings. The article and paragraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, USA.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) No Oral Modification. The Agreement may be modified solely in writing, and only after the mutual agreement of the parties affected thereby.

(i) Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements contained herein shall survive the date and execution of this Agreement.

Please print above the exact name(s) in which the Units are to be held.

Address to which Correspondence

Should be Directed

Name of Entity

Address

By:
* Signature

Name Typed or Printed

Its:
Title

*If Units are being subscribed for by a corporation, partnership, trust or other entity, the Certificate of Signatory on the following page must also be completed.

CERTIFICATE OF SIGNATORY

To be completed if Units are being subscribed for by an entity.

I, _____________________________________________________, am the President of ______________________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Units, and certify that the Subscription Agreement and Letter of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this ______ day of ________________________, 2012.

ACCEPTANCE

This Subscription Agreement is accepted as of ____________________________, 2012.

VOICE ASSIST, INC.

a Nevada Corporation

By:
Michael D. Metcalf, CEO